Exhibit 99.1

DSS, Inc. Announces Pricing of $1.0 Million Underwritten Public Offering

NEW YORK, NY, FEBRUARY 4, 2026 (GLOBE NEWSWIRE) -- DSS, Inc. (NYSE: DSS) (the “Company”), a multinational company operating across diverse industries including product packaging, biotechnology, commercial lending, and securities and investment management, today announced the pricing of a firm commitment underwritten public offering with gross proceeds to the Company expected to be approximately $1.0 million, before deducting underwriting fees and other offering expenses payable by the Company.

The offering consists of 900,000 shares of common stock. The public offering price per share of common stock is $1.00. In addition, the Company has granted the underwriter an overallotment option to purchase up to an additional 135,000 shares of common stock, representing 15% of the number of shares offered, which option is exercisable in whole or in part at any time up to 45 days after the date of this prospectus.

Aggregate gross proceeds to the Company are expected to be approximately $900,000, or $1.035 million if the over-allotment option is exercised in full. The transaction is expected to close on or about February 5, 2026, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offering, together with its existing cash, for general corporate purposes and working capital.

Aegis Capital Corp. is acting as the sole book-running manager for the offering. Sichenzia Ross Ference Carmel LLP is acting as counsel to the Company. Kaufman & Canoles, P.C. is acting as counsel to Aegis Capital Corp.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-281974) previously filed with the U.S. Securities and Exchange Commission (SEC) on October 31, 2024, and declared effective by the SEC on November 5, 2024. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

Interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About DSS, Inc.

DSS, Inc. (NYSE American: DSS) is a multinational company operating across multiple business lines including product packaging, biotechnology, commercial lending, and securities and investment management. The Company operates a business model based on developing high-growth subsidiaries and unlocking value through strategic IPOs and public listings. For more information, visit www.dssworld.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For investor and media inquiries or additional information, please contact:

Investor Contact:

DSS, Inc.

Investor Relations

ir@dssworld.com

+1 (585) 565-2422